Exhibit 99.1

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The address of the principal business and office of the Bank is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the principal business and office of the Reporting Person in the United States is Eleven Madison Avenue, New York, NY 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of the principal business and office of CS Hldgs USA Inc is Eleven Madison Avenue, New York, NY 10010, USA. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. The address of the principal place of business and office of CS USA Inc is Eleven Madison Avenue, New York, NY 10010.

Sprout Capital IX, L.P. (“Sprout IX”), Sprout Capital VII, L.P. (“Sprout VII”), Sprout CEO Fund, L.P. (“Sprout CEO”), Sprout Entrepreneurs Fund, L.P. (“Sprout Entrepreneurs”), Sprout IX Plan Investors, L.P. (“IX Plan”) and DLJ First ESC, L.P. (“First ESC”) are Delaware limited partnerships which make investments for long-term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO and Sprout Entrepreneurs. DLJCC is also the managing general partner of Sprout IX and Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VII, Sprout CEO and Sprout Entrepreneurs. DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ Associates VII, L.P. (“Associates VII”), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. (“DLJCA VII”), a Delaware corporation and wholly-owned subsidiary of CS USA Inc, is the managing general partner of Associates VII. DLJ LBO Plans Management Corporation (“DLJLBO”), a Delaware corporation, is the general partner of First ESC and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of First ESC. DLJLBO is an indirect wholly-owned subsidiary of CS USA Inc. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of IX Plan. DLJLBO II is a wholly-owned subsidiary of CS USA Inc. The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, DLJCA VII, Associates VII, Sprout IX, Sprout VII, Sprout CEO, Sprout Entrepreneurs, First ESC, IX Plan, DLJLBO, and DLJLBO II is Eleven Madison Avenue, New York, New York 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The business address of CSG is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may beneficially own securities to which this Form 4 relates (the “Shares”) and such Shares are not reported in this Form 4. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

(2) Includes (i) 2,641,816 shares of Common Stock acquired by Sprout IX, (ii) 734,300 shares of Common Stock acquired by Sprout VII, (iii) 84,412 shares of Common Stock acquired by First ESC, (iv) 16,884 shares of Common Stock acquired by DLJCC, (v) 132,980 shares of Common Stock acquired by IX Plan, (vi) 8,528 shares of Common Stock acquired by Sprout CEO and (vii) 10,412 shares of Common Stock acquired by Sprout Entrepreneurs.

(3) Includes (i) 52,832 shares of Common Stock acquired by Sprout IX, (ii) 14,680 shares of Common Stock acquired by Sprout VII, (iii) 1,684 shares of Common Stock acquired by First ESC, (iv) 336 shares of Common Stock acquired by DLJCC, (v) 2,656 shares of Common Stock acquired by IX Plan, (vi) 164 shares of Common Stock acquired by Sprout CEO and (vii) 204 shares of Common Stock acquired by Sprout Entrepreneurs.

(4) Each share of Series A Convertible Preferred Stock and each share of Series B Convertible Preferred Stock is convertible into four (4) shares of Common Stock at the election of the holder or upon the occurrence of certain other events described in the Issuer’s certificate of designation of Series A and Series B Convertible Preferred Stock.

(5) Includes (i) 3,302,270 shares of Common Stock held directly by Sprout IX (including 660,454 shares of Common Stock issuable upon the exercise of warrants), (ii) 2,487,470 shares of Common Stock held directly by Sprout VII (including 183,575 shares of Common Stock issuable upon the exercise of warrants), (iii) 285,950 shares of Common Stock held directly by First ESC (including 21,103 shares of Common Stock issuable upon the exercise of warrants), (iv) 57,192 shares of Common Stock held directly by DLJCC (including 4,221 shares of Common Stock issuable upon the exercise of warrants), (v) 166,225 shares of Common Stock held directly by IX Plan (including 33,245 shares of Common Stock issuable upon the exercise of warrants), (vi) 28,893 shares of Common Stock held directly by Sprout CEO (including 2,132 shares of Common Stock issuable upon the exercise of warrants) and (vii) 13,015 shares of Common Stock held directly by Sprout Entrepreneurs (including 2,603 shares of Common Stock issuable upon the exercise of warrants).

(6) Includes (i) 3,355,102 shares of Common Stock held directly by Sprout IX (including 660,454 shares of Common Stock issuable upon the exercise of warrants), (ii) 2,502,150 shares of Common Stock held directly by Sprout VII (including 183,575 shares of Common Stock issuable upon the exercise of warrants), (iii) 287,634 shares of Common Stock held directly by First ESC (including 21,103 shares of Common Stock issuable upon the exercise of warrants), (iv) 57,528 shares of Common Stock held directly by DLJCC (including 4,221 shares of Common Stock issuable upon the exercise of warrants), (v) 168,881 shares of Common Stock held directly by IX Plan (including 33,245 shares of Common Stock issuable upon the exercise of warrants), (vi) 29,057 shares of Common Stock held directly by Sprout CEO (including 2,132 shares of Common Stock issuable upon the exercise of warrants) and (vii) 13,219 shares of Common Stock held directly by Sprout Entrepreneurs (including 2,603 shares of Common Stock issuable upon the exercise of warrants).

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(7) The shares of Series A Convertible Preferred Stock were converted as follows: (i) 660,454 shares by Sprout IX, (ii) 183,575 shares by Sprout VII, (iii) 21,103 shares by First ESC, (iv) 4,221 shares by DLJCC, (v) 33,245 shares by IX Plan, (vi) 2,132 shares by Sprout CEO and (vii) 2,603 shares by Sprout Entrepreneurs.

(8) The shares of Series B Convertible Preferred Stock were converted as follows: (i) 13,208 shares by Sprout IX, (ii) 3,670 shares by Sprout VII, (iii) 421 shares by First ESC, (iv) 84 shares by DLJCC, (v) 664 shares by IX Plan, (vi) 41 shares by Sprout CEO and (vii) 51 shares by Sprout Entrepreneurs.

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